Sonendo Inc. Reports Fourth Quarter and Full Year 2022 Financial Results and

Issues Full Year 2023 Revenue Guidance

LAGUNA HILLS, CA – March 8, 2023 – Sonendo, Inc. (“Sonendo”), a leading dental technology company and developer of the GentleWave® System, today reported financial results for the quarter and year ended December 31, 2022.

Highlights

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Total revenue of $12.2 million for the fourth quarter of 2022, representing growth of 24%, compared to the prior year period
•
Total revenue of $41.7 million for full year 2022, representing growth of 25% from full year 2021
•
Consumable revenue of $5.0 million for the fourth quarter of 2022, representing growth of approximately 31% compared to prior year period
•
Ending installed base as of December 31, 2022, was 976 units
•
Completed private financing during the third quarter of 2022, resulting in $63 million of gross proceeds

“We had a strong fourth quarter to close out 2022, Sonendo’s first full year as a public company,” said Bjarne Bergheim, president and chief executive officer of Sonendo. “In the fourth quarter we were pleased to announce the one millionth GentleWave Procedure, highlighting the continued adoption of our technology and the success of our commercial strategy. Additionally, we were pleased with the launch of our GentleWave G4 System which, when paired with CleanFlow Technology, is resulting in compelling feedback from doctors regarding ease of use, patient experience and practice efficiency. We look forward to driving further market adoption and steady procedure volume growth in 2023.”

Fourth Quarter 2022 Financial Results

Total revenue was $12.2 million for the fourth quarter of 2022, an increase from $9.9 million for the fourth quarter of 2021. GentleWave Console revenue was $3.9 million for the fourth quarter of 2022, an increase from $3.1 million for the fourth quarter of 2021. Procedure instrument revenue was $5.0 million, an increase from $3.8 million for the fourth quarter of 2021. Software revenue was $2.4 million, an increase from $2.2 million for the fourth quarter of 2021. As of December 31, 2022, ending installed base was 976 units.

Gross margin for the fourth quarter of 2022 was 27%, compared to 25% for the fourth quarter of 2021.

Total operating expenses for the fourth quarter of 2022 were $18.1 million, compared to $16.0 million for the fourth quarter of 2021.

Loss from operations was $14.8 million for the fourth quarter of 2022, compared to $13.6 million for the fourth quarter of 2021. Non-GAAP loss from operations was $11.9 million for the fourth quarter of 2022 compared to $11.9 million for the fourth quarter of 2021. Non-GAAP loss from operations excludes revaluation of contingent consideration, stock-based compensation expense, and depreciation and amortization expense.

In the fourth quarter of 2022, a $4.4 million Employee Retention Credit (ERC) was recognized in other income; the ERC is provided under the CARES Act related to qualified wages paid to the employees in 2021.

Net loss was $10.9 million for the fourth quarter of 2022, compared to $13.7 million for the fourth quarter of 2021.

Cash and cash equivalents and short-term investments as of December 31, 2022 totaled $91.4 million.

Full Year 2022 Financial Results

Revenue was $41.7 million for 2022, an increase from $33.2 million for 2021. GentleWave Console revenue was $10.8 million for 2022, an increase from $8.4 million for 2021. Procedure instrument revenue was $18.9 million, an increase from $14.4 million for 2021. Software revenue was $8.4 million, an increase from $7.4 million for 2021.

Gross margin for 2022 was 25% , consistent with 2021.

Total operating expenses for 2022 were $68.7 million, compared to $52.7 million for 2021.

Loss from operations was $58.2 million for 2022, compared to $44.4 million for 2021. Non-GAAP loss from operations was $49.0 million for 2022, compared to $39.8 million for 2021. Non-GAAP loss from operations excludes revaluation of contingent consideration, stock-based compensation expense, and depreciation and amortization expense.

Net loss was $57.1 million for 2022 compared to $48.5 million for 2021.

2023 Financial Guidance

The Company expects full year 2023 total revenue to be in the range of $48.0 million to $51.0 million.

Webcast and Conference Call Information

Sonendo will host a conference call to discuss the fourth quarter and full year 2022 financial results after the market close on Wednesday, March 8, 2023 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (844) 200-6205 for domestic callers or (929) 526-1599 for international callers, using access code: 340170. Live audio of the webcast will be available on the “Investors” section of the company’s website at: https://investor.sonendo.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Sonendo

Sonendo is a commercial-stage medical technology company focused on saving teeth from tooth decay, the most prevalent chronic disease globally. Sonendo develops and manufactures the GentleWave® System, an innovative technology platform designed to treat tooth decay by cleaning and disinfecting the microscopic spaces within teeth without the need to remove tooth structure. The system utilizes a proprietary mechanism of action, which combines procedure fluid optimization, broad-spectrum acoustic energy and advanced fluid dynamics, to debride and disinfect deep regions of the complex root canal system in a less invasive procedure that preserves tooth structure. The clinical benefits of the GentleWave System when compared to conventional methods of root canal therapy include improved clinical outcomes, such as superior cleaning that is independent of root canal complexity and tooth anatomy, high and rapid rates of healing and minimal to no post-operative pain. In addition, the GentleWave System can improve the workflow and economics of dental practices. Sonendo is also the parent company of TDO® Software, the developer of widely used endodontic practice management software solutions, designed to simplify practice workflow. TDO Software integrates practice management, imaging, referral reporting and CBCT imaging, and offers built-in communication with the GentleWave System.

For more information about Sonendo and the GentleWave System, please visit www.sonendo.com. To find a GentleWave doctor in your area, please visit www.gentlewave.com.

Forward Looking Statements

In addition to background and historical information, this press release contains “forward-looking statements” based on Sonendo’s current expectations, forecasts and beliefs including statements related to Sonendo's 2023 financial guidance. These forward-looking statements are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Actual outcomes and results could differ materially due to a number of factors, including the degree of market acceptance of our products and our ability to increase penetration in existing markets and expand into adjacent markets, our ability to compete, general economic conditions and the ongoing uncertainty surrounding the COVID-19 pandemic. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its public filings with the U.S. Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 9, 2022, the Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the SEC, as well as any reports that we may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to Sonendo as of the date hereof. Sonendo undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing Sonendo’s views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Sonendo.

Use of Non-GAAP Financial Measures

Sonendo’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP loss from operations. Non-GAAP loss from operations exclude, as applicable, (i) revaluation of contingent consideration, (iii) stock-based compensation expense, and (iii) depreciation and amortization. Management believes that non-GAAP loss from operations are useful in helping identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP loss from operations, will enable investors to assess the company in the same way that management has historically assessed the company’s operating results against comparable companies with conventional accounting methodologies. The company’s definitions of non-GAAP loss from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our non-GAAP loss from operations presented herein to GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of GAAP to Non-GAAP Loss from Operations” in the financial schedules below.

Investor Contact:

Gilmartin Group

Greg Chodaczek

IR@Sonendo.com

SONENDO, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$17,665	$84,641
Short-term investments	73,784	—
Accounts receivable, net	5,798	2,516
Inventory	15,462	8,150
Prepaid expenses and other current assets	8,397	3,552
Total current assets	121,106	98,859
Property and equipment, net	2,860	2,366
Operating lease right-of-use assets	2,455	2,746
Intangible assets, net	2,292	2,956
Goodwill	8,454	8,454
Other assets	118	118
Total assets	$137,285	$115,499
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,438	$3,061
Accrued expenses	5,357	4,758
Accrued compensation	3,616	3,376
Operating lease liabilities	1,114	975
Other current liabilities	2,191	2,482
Total current liabilities	16,716	14,652
Operating lease liabilities, net of current	1,095	1,730
Term loan, net of current	36,746	26,496
Other liabilities	773	558
Total liabilities	55,330	43,436
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; authorized —10,000,000 shares; issued and outstanding - none	—	—
Common stock, $0.001 par value; authorized — 500,000,000 shares as of December 31, 2022 and 2021; issued — 49,974,281 shares as of December 31, 2022 and 26,383,225 shares as of December 31, 2021; outstanding — 49,974,281 shares as of December 31, 2022 and 26,336,536 shares as of December 31, 2021	50	26
Additional paid-in-capital	451,060	384,132
Accumulated other comprehensive loss	(61)	—
Accumulated deficit	(369,094)	(312,044)
	81,955	72,114
Less: Treasury stock	—	(51)
Total stockholders’ equity	81,955	72,063
Total liabilities and stockholders’ equity	$137,285	$115,499

SONENDO, INC.

CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)
Product revenue	$9,840	$7,645	$33,280	$25,811
Software revenue	2,390	2,246	8,376	7,386
Total revenue	12,230	9,891	41,656	33,197
Cost of sales	8,900	7,439	31,176	24,861
Gross profit	3,330	2,452	10,480	8,336
Operating expenses:
Selling, general and administrative	14,513	11,513	51,906	33,913
Research and development	3,580	4,258	16,776	18,568
Change in fair value of contingent earnout	—	249	—	261
Total operating expenses	18,093	16,020	68,682	52,742
Loss from operations	(14,763)	(13,568)	(58,202)	(44,406)
Other income (expense), net:
Interest and financing cost, net	(469)	(990)	(3,228)	(4,214)
Change in fair value of warrant liabilities	—	247	—	71
Change in fair value of forward obligation	—	602	—	52
Employee retention credit	4,382	—	4,382	—
Loss before income tax expense	(10,850)	(13,709)	(57,048)	(48,497)
Income tax expense	(2)	(2)	(2)	(2)
Net loss	$(10,852)	$(13,711)	$(57,050)	$(48,499)
Other comprehensive loss (net of tax):
Unrealized loss on marketable securities	(12)	—	(61)	—
Net comprehensive loss	$(10,864)	$(13,711)	$(57,111)	$(48,499)
Net loss per share attributable to common stock – basic and diluted	$(0.12)	$(0.72)	$(1.27)	$(8.52)
Weighted-average shares outstanding – basic and diluted	93,138,031	18,976,197	44,932,952	5,694,594

SONENDO, INC.

RECONCILIATION OF GAAP TO NON-GAAP

LOSS FROM OPERATIONS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP loss from operations	$14,763	$13,568	$58,202	$44,406
Adjustments:
Revaluation of contingent consideration	—	(249)	—	(261)
Stock based compensation:
Included in cost of sales	(198)	(73)	(562)	(230)
Included in selling, general and administrative	(1,909)	(665)	(5,729)	(1,574)
Included in research and development	(304)	(186)	(1,191)	(568)
Depreciation and amortization
Included in cost of sales	(202)	(166)	(709)	(630)
Included in selling, general and administrative	(242)	(270)	(855)	(1,080)
Included in research and development	(30)	(69)	(152)	(302)
Non-GAAP loss from operations	$11,878	$11,890	$49,004	$39,761